Exhibit 10.1

Yulin Yuyang Zhongneng Yuandatan Co., Ltd

General Contract for Advanced Treatment Project BT of Mine Water

Subject Replacement Agreement

This Subject Replacement Agreement (“this Agreement”) aim to transfer the rights and obligations under the General Contract for Advanced Treatment Project BT of Mine Water.

Employer: Yulin Yuyang Zhongneng Yuandatan Mining Co., Ltd (“Party A”)

Contractor: Yantai Jinzheng Eco-Technology Co., Ltd (“Party B”)

Contractor’s Project Company: Yantai Jincai Eco-Technology Co., Ltd (“Party C”)

Whereas:

1.	On December 18, 2019, Party A and Party B entered into the General Contract for Advanced Treatment Project BT of Mine Water (the “Original Contract”) which concerning a mine water advanced treatment project of Party A. Upon the execution of the Original Contract and in order to fully perform each party’s obligations under the Original Contract, Party A and Party B hereby enter into this Agreement.
2.	Pursuant to Article 20.8 under the Original Contract, upon the execution of the Original Contract, the Contractor would register and establish a project company, or the Contractor’s Project Company, which will be obligated for performing the obligations under the Original Contract; after the Contractor’s Project Company obtains a business license, the two parites will sign a subject replacement agreement so that the Contractor’s Project Company will carry on the subject of the Original Contract for the Contractor, and the Original Contract will automatically begin to have legal effect on the Contractor’s Project Company, the Contractor will no longer be the subject of the Original Contract.

As agreed upon under the Original Contract, hereby Party B agrees to transfer all its rights and obligations under the Original Contract to Party C.

3.	Pursuant to the Contract Law of the PRC and relevant regulations, based on the principle of equality, free will and mutual benefit, all Parties hereby have reached the following agreements with regard to Party B’s transfer of all its rights and obligations under the Original Contract to Party C:
1)	The Parties acknowledge and agree that all the rights and obligations of Party B under the Original Contract will be transfer to Party C pursuant to the terms and conditions under this Agreement, effective as the date hereof;
2)	Party A will continue to be a party to the Original Contract, enjoy its rights and perform its obligations as agreed upon in the Original Contract;
3)	Party C will become a party to the Original Contract, take over all the rights that Party B enjoys and all the obligations that Party B undertakes under the Original Contract;

4)	Party B shall undertake joint liabilities to Party A for all obligations that Party C bears under both the Original Contract and this Agreement;
5)	The bank account information under the Original Contract shall be change to relevant bank account of Party C, as below:

Account Name:

Bank Name:

Account:

Miscellaneous

1.	This Agreement shall be govern by Chinese Laws, any disputes with respect to this Agreement shall apply to Article 16 – Breach of Contract, Claims and Ruling under the Original Contract;
2.	This Agreement shall become effective upon the date hereof, after being executed or sealed by the Parties;
3.	This Agreement is written in three originals and eighteen copies, each Party shall hold one original and six copies.
Party A (seal):	Yulin Yuyang Zhongneng Yuandatan Mining Co., Ltd
Authorized Representative (sign):	Wei Liu

Party B (seal):	Yantai Jinzheng Eco-Technology Co., Ltd
Legal Representative (sign):	Yuebiao Li

Party C (seal):	Yantai Jincai Eco-Technology Co., Ltd
Legal Representative (sign):	Linlin Liu

*This Agreement is signed on December 30, 2019 at Yulin City, Shanxi Province.